UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2005

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 240, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

As previously disclosed on the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2005, Huttig Building Products, Inc. entered into an Asset Purchase and Sale Agreement on January 11, 2005 for the sale of its operations and certain assets, including accounts receivable, inventory, equipment and real property, of its four remaining one-step branches located in Tennessee and Alabama to Hendricks Companies, Inc. for $10.25 million in cash. The information set forth in our Current Report on Form 8-K filed January 14, 2005 is incorporated by reference as if fully set forth herein.

On February 1, 2005, Huttig completed the transaction as contemplated in the Agreement. On February 1, Huttig issued a press release announcing the completion of the transaction. A copy of the press release announcing the completion of the transaction is attached hereto as Exhibit 99.1.

Item 2.02. Results of Operations and Financial Condition

On February 2, 2005, Huttig issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2004 and its outlook for fiscal 2005. A copy of the press release is furnished herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

99.1	Press release dated February 1, 2005.

99.2	Press release dated February 2, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.
(Registrant)

Date: February 3, 2005

/s/ Thomas S. McHugh
Thomas S. McHugh
Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 1, 2005

99.2	Press release dated February 2, 2005